EXHIBIT 10.16

PC Mall, Inc.

2555 W. 190th Street

Torrance, CA 90504

Date: May 4, 2004

eCOST.com, Inc.

2555 West 190th Street

Torrance, California 90504

Attn: Adam Shaffer

Ladies and Gentlemen:

This letter will confirm that PC Mall, Inc. (the “Lender”) will make a line of credit (the “Line of Credit”) available to eCOST.com, Inc. (“eCOST”) in the maximum amount of $10 million.

The Line of Credit shall be used to pay as necessary working capital needs of eCOST arising from expenses and liabilities incurred in the ordinary course of business, and will terminate and mature on the earliest to occur of (a) an initial public offering of some or all of the shares of common stock of eCOST, (b) the sale of all or substantially all of the assets or capital stock of eCOST, or (c) June 30, 2005.

Please evidence your approval of the foregoing by signing and returning to the Lender.

Very truly yours, PC MALL, INC.

By:	/s/ FRANK F. KHULUSI

Print Name:	Frank F. Khulusi

Title:	Chief Executive Officer

ACCEPTED as of May 4, 2004: ECOST.COM, INC.

By:	/s/ ADAM W. SHAFFER

Print Name:	Adam W. Shaffer

Title:	Chief Executive Officer